Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Stronghold Digital Mining, Inc.
New York, New York

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 31, 2023, relating to the consolidated financial statements of Stronghold Digital Mining, Inc., which is incorporated by reference in this Prospectus.

We also consent to the reference to us under the caption “Experts” in this Prospectus.

/s/ Urish Popeck & Co., LLC
Pittsburgh, PA
January 9, 2024